                                 Project Blender
                            Background Analysis for
                                Fairness Opinion

                                October 15, 1998

                                  presented by

                -------------------------------------------------
                [LOGO OF PMG     Pennsylvania
                   APPEARS      --------------
                    HERE]       Merchant Group
                -------------------------------------------------
                Investment Banking . Brokerage . Asset Management

                           Blender vs. PHLX Semicon
                      Since January 1997 (Constant Scale)




                           [LINE GRAPH APPEARS HERE]




(Note: Closing Index prices for the periods 3/24/98 through 4/24/98 and 5/5/98 through 5/13/98 were not available)

Market Data for Semiconductor Companies
(in thousands of dollars, except per share data)

----------------------------------------------------------------------------------------------------------------------------------
                                                           Dallas                           Lattice                         Compar-
                         3Dfx Interactive  Actel           Semicondutor    Exar             Semiconductor   NeoMagic        able
                         Incorporated(1)   Corporation(2)  Corporation(3)  Corporation(4)   Cororation(5)   Corporation(6)  Median
-----------------------------------------------------------------------------------------------------------------------------------
Market Price (10/15/98)           $10.50             $8.75          $29.00          $14.75          $22.75          $13.44
52 Week High                      $35.25            $17.00          $56.00          $27.25          $67.50          $22.88
52 Week Low                        $8.00             $7.31          $22.69          $12.00          $19.75          $10.50

Symbol                              TDFX              ACTL              DS            EXAR            LSCC            NMGC

Most Recent Fiscal Year End     12/31/97          12/28/97        12/28/97        03/31/98        03/28/98        01/31/98
Most Recent Quarter End         06/30/98          06/28/98        06/28/98        06/30/98        06/27/98        07/31/98

Common Shares Outstanding         15,561            21,511          27,989           9,575          23,518          24,614
Fully Diluted Shares(A)           18,161            25,763          33,185          11,768          26,393          28,373

Market Value of Common Equity   $163,391          $188,221        $811,681        $141,231        $652,625        $330,751
Total Debt & Preferred Stock        $195                $0              $0              $0              $0              $0
Cash & Marketable Securities     $93,244           $72,973        $111,007         $77,177        $274,490         $69,834
                                --------          --------        --------        --------        --------        --------
Total Enterprise Value (TEV)     $70,342          $115,248        $700,674         $64,054        $378,135        $260,917

EPS Date                        06/30/98          06/28/98        06/28/98        06/30/98        06/27/98        07/31/98

EPS (diluted)
------------
LTM EPS                            $0.55             $0.65           $2.09           $0.85           $2.18           $1.09
12 Mos. ending 6/99 est. EPS(B)    $0.74             $0.73           $1.99           $0.98           $1.78           $1.22
1998/97A EPS                      ($0.16)            $0.76           $2.19           $0.77           $2.37           $0.82
1999/98E EPS (B)                   $1.01             $0.66           $1.85           $0.92           $1.71           $1.13
2000/1999E EPS (B)                 $1.12             $0.88           $2.19           $1.29           $2.13           $1.34

Price to LTM EPS                    19.1              13.5            13.9            17.4            12.7            12.3      13.7
Price to June 1999E EPS             14.2              12.0            14.6            15.1            15.6            11.0      14.4
Price to 1999/98E EPS               10.4              13.3            15.7            16.0            16.2            11.9
Price to 2000/99E EPS                9.4               9.9            13.2            11.4            13.0            10.0

Market Capitalization Basis
---------------------------
LTM Revenue                     $140,966          $150,857        $362,945         $99,380        $232,302        $182,937
Market/LTM Revenue                   1.2               1.2             2.2             1.4             2.8             1.8
Market/Operating Cash Flow (C)       6.6               6.6             6.4             9.0             8.3             8.6
Market/Operating Profit              7.7               9.7             9.4            14.4             9.6             9.1
Market/Book                          1.4               1.6             2.1             1.1             1.5             4.1       1.6

TEV Basis
---------
TEV/LTM Revenue                      0.5               0.8             1.9             0.6             1.6             1.4       1.1
TEV/Operating Cash Flow (C)          2.8               4.0             5.6             4.1             4.8             6.8       4.5
TEV/Operating Profit                 3.3               6.0             8.1             6.5             5.5             7.2       6.3
------------------------------------------------------------------------------------------------------------------------------------

(A) Assumes the exercise of all outstanding options and warrants (regardless of exercise price), and the conversion of all convertible debentures.
(B) Earnings estimates are provided by Zacks Investment Research as of 10/14/98.
(C) Operating cash flow equals operating profit plus depreciation and amortization.

              --------------------------------------------------
                 Project Blender - Projected 5 Year EPS Growth
              --------------------------------------------------

                           [BAR CHART APPEARS HERE]

Peer Group Avg.                                         24.1%
3DFX Interactive Incorporated                           28.3%
Actel Corporation                                       22.5%
Dallas Semiconductor Corporation                        19.8%
Exar Corporation                                        20.0%
Lattice Semiconductor Corporation                       24.2%
NeoMagic Corporation                                    30.0%
Project Blender                                         17.5%


Earnings estimates are provided by Zacks Investment Research as of 10/14/98

                -----------------------------------------------
                 Project Blender - Projected 1 Year EPS Growth
                -----------------------------------------------


              -------------------
              7.8% Peer Group Avg.
              -------------------

                           [BAR CHART APPEARS HERE]

              3DFX Interactive Incorporated                 34.5%
              Actel Corporation                             12.3%
              Dallas Semiconductor Corporation              -4.8%
              Exar Corporation                              15.3%
              Lattice Semiconductor Corporation            -22.2%
              NeoMagic Corporation                          11.9%
              Project Blender                               -1.8%

Earnings estimates are provided by Zacks Investment Research as of 10/14/98.

                 --------------------------------------------
                  Project Blender - LTM Operating Cash Flows
                 --------------------------------------------

           -------------------
           23.7% Peer Group Avg.
           -------------------

                           [BAR CHART APPEARS HERE]

           3DFX Interactive Incorporated                      17.5%
           Actel Corporation                                  18.9%
           Dallas Semiconductor Corporation                   34.7%
           Exar Corporation                                   15.8%
           Lattice Semiconductor Corporation                  33.9%
           NeoMagic Corporation                               21.1%
           Project Blender                                    23.0%

                  ------------------------------------------
                    Project Blender - LTM Operating Profit
                  ------------------------------------------

                           [BAR CHART APPEARS HERE]


Peer Group Avg.                                         18.4%
3DFX Interactive Incorporated                           15.0%
Actel Corporation                                       12.8%
Dallas Semiconductor Corporation                        23.7%
Exar Corporation                                         9.9%
Lattice Semiconductor Corporation                       29.3%
NeoMagic Corporation                                    19.8%
Project Blender                                         20.1%

                      Project Blender - LTM Gross Profits


         3DFX            Actel           Dallas            Exar            Lattice         NeoMagic       Project Blender
      Interactive     Corporation     Semiconductor     Corporation     Semiconductor     Corporation
      Incorporated                     Corporation                       Corporation
------------------------------------------------------------------------------------------------------------------------------
         48.3%           59.1%            52.6%            50.6%            60.0%            42.0%             44.7%


Project Blender
Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

Historical & Projected Income Statements (1)
In Millions, except per share


                                                 Historical                                          Projected
                                ----------------------------------------------------------------------------------------------------

                                  1995       1996        1997        1998        1999       2000        2001       2002       2003
                                ----------------------------------------------------------------------------------------------------

At June 30,
Total Revenues                  $ 97.7     $ 91.3     $ 104.3     $ 160.6     $ 154.8     $182.5     $ 235.0    $ 276.1    $ 323.6

Cost of sales                     45.6       54.8        59.1        88.9        82.0       97.8       128.3      150.4      176.1
                                  ----       ----        ----        ----        ----       ----       -----      -----      -----
Gross profit                      52.1       36.5        45.2        71.8        72.8       84.7       106.7      125.7      147.5
Gross profit margin               53.3%      39.9%       43.3%       44.7%       47.0%      46.4%       45.4%      45.5%      45.6%

Research & development            11.0       10.5        13.5        19.8        19.7       23.7        30.8       36.1       42.3
Selling, general & admin.         20.5       18.5        15.1        19.4        24.6       29.3        38.1       45.0       52.8
Special charges                    7.4        3.3        11.2         0.2         0.0        0.0         0.0        0.0        0.0
                                   ---        ---        ----         ---         ---        ---         ---        ---        ---

Operating income                  13.2        4.2         5.4        32.3        28.5       31.7        37.8       44.6       52.4
Operating margin                  13.5%       4.6%        5.2%       20.1%       18.4%      17.4%       16.1%      16.2%      16.2%

Interest and other income         (1.1)      (1.3)       (1.8)       (2.0)       (3.6)      (4.7)       (5.2)      (6.2)      (6.2)
Interest expense                   0.7        0.6         0.6         0.1         0.0        0.0         0.0        0.0        0.0
Impairment in equity investment     --         --         7.1          --          --         --          --         --         --
Minority interest                   --       (1.1)       (0.2)         --          --         --          --         --         --
Equity loss of investee             --         --         0.9          --          --         --          --         --         --

Income before taxes               13.6        6.0        (1.2)       34.2        32.1       36.4        43.0       50.8       58.6
Income tax expense                 5.2        1.4         6.3        12.8        10.9       12.1        13.8       16.0       18.4
                                   ---        ---         ---        ----        ----       ----        ----       ----       ----

Net income (loss)               $  8.5     $  4.6       ($7.5)    $  21.4     $  21.2     $ 24.3     $  29.2    $  34.8    $  40.2
-----------------------------------------------------------------------------------------------------------------------------------
EPS                                                               $  1.63     $  1.60     $ 1.80     $  2.11    $  2.47    $  2.79
-----------------------------------------------------------------------------------------------------------------------------------
Shares                                                               13.1        13.3       13.5        13.8       14.1       14.4
EPS Growth Rate                                                                 -1.7%      12.3%       17.6%      16.8%      13.1%

---------------------
(1) Excludes discontinued operations

Project Blender
Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

Historical & Projected Balance Sheets
In Millions, except per share

                                  ----------------------------------------------------------------------------------------
                                                 Historical                                   Projected
Year Ended June 30,                 1995      1996      1997      1998      1999      2000      2001      2002      2003
                                  ----------------------------------------------------------------------------------------
--------------------------------
Assets
--------------------------------

Cash & marketable securities      $  22.5   $  30.5   $  26.4   $  41.8   $  42.5   $  60.8   $  81.9   $ 105.1   $ 132.4
Accounts receivable                  18.8      15.4      20.7      20.3      24.4      28.8      37.0      43.5      51.0
Inventory, net                       15.5      17.1      13.5      12.8      16.4      19.6      25.7      30.1      35.2
Other current assets                  7.0       5.5       5.6       5.8       7.7       9.1      11.6      13.6      15.9
                                      ---       ---       ---       ---       ---       ---      ----      ----      ----
     Total current assets            63.8      68.5      66.2      80.8      91.0     118.2     156.1     192.3     234.5

Property & equipment, net            13.4      14.6      14.1      17.9      19.0      21.1      24.2      27.3      30.4
Deposits on purchase contracts        4.2       5.6       8.0       7.9      18.0      16.0      10.0      10.0      10.0
Goodwill                              0.4       1.8       0.0       0.0       0.0       0.0       0.0       0.0       0.0
Other assets                          0.3       0.5       2.3       1.5       1.5       1.5       1.5       1.5       1.5
                                      ---       ---       ---       ---       ---       ---       ---       ---       ---
     Total assets                 $  82.2   $  91.0   $  90.6   $ 108.0   $ 129.4   $ 156.8   $ 191.8   $ 231.1   $ 276.4

--------------------------------
Liabilities & Equity
--------------------------------

Note payable to bank              $   0.0   $   2.3   $   0.0   $   0.0   $   0.0   $   0.0   $   0.0   $   0.0   $   0.0
Current long-term obligations         0.3       0.1       0.2       0.1       0.1       0.1       0.1       0.1       0.1
Accounts payable                      5.9      10.2      12.6      11.0      10.4      12.4      16.2      19.0      22.3
Accrued salaries and bonuses          1.2       0.4       0.9       1.8       1.7       2.1       2.7       3.2       3.7
Other current liabilities             4.5       2.4       4.2       2.7       3.7       4.4       5.7       6.8       7.9
                                      ---       ---       ---       ---       ---       ---       ---       ---       ---
     Total current liabilities       11.9      15.5      18.0      15.7      15.9      19.0      24.7      29.1      34.0

Long-term debt, less current          3.5       1.6       1.5       1.4       1.2       1.1       1.0       0.8       0.7
Deferred income taxes                 1.0       0.8       1.0       1.2       1.3       1.5       1.7       1.9       2.2
                                      ---       ---       ---       ---       ---       ---       ---       ---       ---
     Total liabilities               16.4      17.9      20.5      18.2      18.5      21.5      27.3      31.8      36.9

Minority interest                     3.3       3.9       0.0       0.0       0.0       0.0       0.0       0.0       0.0

Shareholders' equity                 62.5      69.2      70.1      89.8     111.0     135.3     164.5     199.3     239.5

     Total liabilities & equity   $  82.2   $  91.0   $  90.6   $ 108.0   $ 129.4   $ 156.8   $ 191.8   $ 231.1   $ 276.4

Project Blender
Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

Ratio Analysis

                                    ----------------------------------------------------------------------------------------------

                                                   Historical                                       Projected
Year Ended June 30,                  1995       1996       1997       1998       1999       2000       2001       2002       2003
                                    ----------------------------------------------------------------------------------------------

---------------------------------
Balance Sheet
---------------------------------

Ending days receivable               70.3       61.6       72.4       46.2       57.5       57.5       57.5       57.5       57.5
Ending inventory turnover             2.9        3.2        4.4        6.9        5.0        5.0        5.0        5.0        5.0
Ending other current assets/
    % expenses                       19.2%      18.2%      15.9%      11.1%      14.0%      14.0%      14.0%      14.0%      14.0%
Net capital investment/incr. sales     NA      -19.8%      -4.0%       6.7%     -18.9%       7.6%       5.9%       7.5%       6.5%
Deposits on purchases/% cogs          9.3%      10.2%      13.5%       8.8%      22.0%      16.4%       7.8%       6.6%       5.7%
Ending days payable                  27.8       44.5       52.2       31.5       30.0       30.0       30.0       30.0       30.0
Accrued sales/% SG&A                  6.0%       2.4%       6.2%       9.2%       7.0%       7.0%       7.0%       7.0%       7.0%
Other current/% SG&A                 22.1%      12.7%      28.1%      13.7%      15.0%      15.0%      15.0%      15.0%      15.0%
Deferred taxes/% paid                19.4%      57.3%      16.2%       9.4%      12.0%      12.0%      12.0%      12.0%      12.0%

Avg. return on investments            5.0%       5.0%       6.3%       5.8%       8.5%       9.1%       7.3%       6.6%       5.2%
Avg. interest rate                     NA         NA         NA        4.4%       8.0%       8.0%       8.0%       8.0%       8.0%

Depreciation & amortization           3.1        3.3        3.7        4.6        4.9        4.9        4.9        4.9        4.9
Capital expenditures                                                              6.0        7.0        8.0        8.0        8.0

---------------------------------
Income Statement
---------------------------------

Revenue growth                        4.2%      -6.6%      14.3%      53.9%      -3.6%      17.9%      28.8%      17.5%      17.2%
Gross margin                         53.3%      39.9%      43.3%      44.7%      47.0%      46.4%      45.4%      45.5%      45.6%
R&D/revenue                          11.2%      11.5%      13.0%      12.3%      12.7%      13.0%      13.1%      13.1%      13.1%
SG&A/revenue                         20.9%      20.2%      14.5%      12.1%      15.9%      16.1%      16.2%      16.3%      16.3%
Income tax rate                      37.8%      22.9%        NA       37.5%      34.0%      33.2%      32.1%      31.5%      31.4%
Return on avg. assets                  NA        5.4%      -8.3%      21.5%      17.9%      17.0%      16.8%      16.5%      15.8%
Return on avg. equity                14.4%       7.0%     -10.8%      26.7%      21.1%      19.7%      19.5%      19.1%      18.3%
Return on incremental equity          NMF        NMF        NMF        NMF       -0.8%      11.3%      14.0%      14.3%      11.9%
Asset turnover                                  1.05       1.15       1.62       1.30       1.28       1.35       1.31       1.28

Project Blender
Discounted Cash Flow Analysis
--------------------------------------------------------------------------------

Free Cash Flow

In Millions, except per share

                                             ----------------------------------------------
                                                               Projected
Year Ended June 30,                           1999      2000     2001       2002      2003
                                             ----------------------------------------------
Operating Income                             $28.5     $31.7     $37.8     $44.6     $52.4
Less: taxes                                    9.7      10.5      12.1      14.0      16.5
                                               ---      ----      ----      ----      ----

Post-tax operating income                     18.8      21.2      25.7      30.6      35.9

Add: depreciation & amortization               4.9       4.9       4.9       4.9       4.9
Add: increase in current liabilities           0.3       3.0       5.7       4.3       5.0
Less: increase in current assets              (9.6)     (8.9)    (16.8)    (12.9)    (14.9)
Less: capital expenditures                    (6.0)     (7.0)     (8.0)     (8.0)     (8.0)
Less: increase in deposits on purchases      (10.1)      2.0       6.0       0.0       0.0
                                              ----       ---       ---       ---       ---

Free cash flow                               ($1.7)    $15.2     $17.5     $18.9     $22.9

PV Factor                 18.7%              0.843     0.710     0.598     0.504     0.425

PV of cash flows                             ($1.4)    $10.8     $10.5      $9.5      $9.7

------------------------------------------------------------------------------------------
SUM OF PV's                                                                          $39.1
------------------------------------------------------------------------------------------

Terminal value             7.0x                                                     $366.8

PV Factor                                                                            0.425
                                                                                     -----
------------------------------------------------------------------------------------------
PV of terminal value                                                                $155.8
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Cash flows + terminal value                                                         $194.9
------------------------------------------------------------------------------------------

Add: cash & marketable securities                                                    $41.8
Add: exercise value of options                                                       $22.4
Less: interest bearing liabilities                                                   ($1.5)
                                                                                      ----

------------------------------------------------------------------------------------------
Current estimate of value                                                           $257.6
------------------------------------------------------------------------------------------

Shares and outstanding (including exercised options)                                  14.9

------------------------------------------------------------------------------------------
Value per share                                                                     $17.32
------------------------------------------------------------------------------------------

Project Blender
Discounted Cash Flow Analysis

================================================================================

Equity cost of capital
In Millions, except per share

Current long-term interest rate (30-year)             5.00%

Current equity premium                                5.69%(1)

Beta                                                  1.88(2)

Cost of equity                                       15.67%

Small stock premium                                   3.00%(3)

Adjusted cost of equity                              18.67%

Range - High                                         20.67%

Range - Low                                          16.67%


(1) Source: Ibbotson & Associates
(2) For the six months ended September 30, 1998
(3) Source: PricewaterhouseCoopers

Project Blender
Mergers and Acquisition Analysis

================================================================================

Dates Effective January 1, 1996 to Present
Semiconductor Industry


                                                                 Target Financials LTM, except BV  Acquisition Multiples  Premium
                                                                 --------------------------------  ---------------------  --------

 Date Announced            Target                   Per Share Value    Net Sales      Net Income  ENT/Net Sales  Equity/NI 1 day
 Date Effective        Target Business                Equity Value  Operating Income     EPS      ENT/Op. Income   P/E     1 week
Date of Financials        Acquiror                  Enterprise Value   Cash Flow      Book Value  ENT/Cash Flow    P/BV    1 month
----------------------------------------------------------------------------------------------------------------------------------
    07/24/98        Information Storage Devices          $7.50           $51.8          ($9.3)         1.34         NMF     46.3%
                    Mnfr. Voice Recorded Circuits        $76.4          ($11.6)        ($0.96)          NMF         NMF     36.4%
    04/04/98        Windbond Electronic Corp.            $69.4           ($7.8)         $5.80           NMF         1.3     44.6%

    03/02/98        Benchmarq Microelectronics Inc.     $18.81           $46.1           $7.7          3.15        19.1     15.8%
    08/03/98        Mnfr. Microprocessors               $146.8           $10.0          $1.00          14.5        18.8     14.0%
    09/30/98        Unitrobe Corp.                      $145.1           $12.0          $4.70          12.1         4.0     67.2%

    01/21/98        BKC Semiconductors Inc.              $9.17           $11.8           $0.6          1.35        22.2     66.7%
    05/15/98        Mnfr. Semiconductor Devices          $13.3            $1.3          $0.50          12.2        18.3     59.5%
     9/30/97        Microsemi Corp.                      $15.9            $1.3          $2.60          12.2         3.5     66.7%

    07/28/97        Cyrix Corp.                         $27.69          $220.8         ($10.1)         2.82         NMF     30.3%
    11/17/97        Mnfr. PC Units, Microprocessors     $567.8          ($11.1)        ($0.53)          NMF         NMF     29.5%
    06/30/97        National Semiconductor Corp.        $623.2           $15.9          $6.40           NMF         4.3     29.5%

    07/28/97        Chips & Technologies Inc.           $17.50          $159.8          $29.7          2.45        14.4     25.0%
    02/02/98        Design Whl. Integrated Circuits     $426.2           $22.2          $1.28          17.6        13.7     32.1%
    09/30/97        Intel Corp.                         $391.3           $25.9          $5.90          15.1         3.0     68.7%

    11/05/96        Panatech Research & Development      $7.00           $10.9           $1.5          2.41        19.5     55.6%
    03/14/97        Manufacture Semiconductors           $29.2            $2.5          $0.37          10.5        18.8     55.6%
    06/30/96        Harbour Group Ltd.                   $26.2            $2.9          $2.00           9.0         3.5     51.4%

    07/01/96        Brooktree Corp.                     $15.00          $146.9            7.0          1.86        37.6     42.9%
    09/25/96        Manufacture Semiconductors          $262.9            -3.9          $0.38           NMF        39.2     64.4%
    06/29/96        Rockwell International Corp.        $273.4           $11.0          $8.60           NMF         1.7     16.5%

Source: Securities Data Company

Project Blender
Mergers and Acquisition Analysis

================================================================================

Dates Effective January 1, 1996 to Present
Semiconductor Industry


                                                                 Target Financials LTM, except BV  Acquisition Multiples    Premium
                                                                 --------------------------------  ---------------------    -------
  Date Announced         Target                 Per Share Value     Net Sales     Net Income   ENT/Net Sales   Equity/NI    1 day
  Date Effective     Target Business              Equity Value   Operating Income    EPS       ENT/Op. Income    P/E        1 week
Date of Financials      Acquiror                Enterprise Value    Cash Flow     Book Value   ENT/Cash Flow     P/BV       1 month
-----------------------------------------------------------------------------------------------------------------------------------
    03/26/96        VLSI Technology                  $14.38           $587.1        $31.7         0.94           16.6        18.6%
    03/22/96        Mnfr. Integrated Circuits        $527.5            $46.7        $0.85         11.8           17.0         7.0%
    12/30/94        Investor Group                   $551.6           $108.5        $7.00          5.1            2.1        18.6%
    02/07/96        Catalyst Semiconductor Inc.       $6.00            $53.9         $2.8         0.75           14.5        -2.0%
    02/07/96        Manufacture Semiconductors        $40.7             $3.2        $0.36         12.7           16.9        14.3%
    09/30/95        United Microelectronic Corp.       40.5             $4.8        $1.70          8.4            3.5        11.6%

                                                                                ---------------------------------------------------
                                                                                 Averages:         1.9           20.5        33.2%

                                                                                                  13.2           20.4        34.7%

                                                                                                  10.3            3.0        41.6%
                                                                                ---------------------------------------------------
                                                                                ---------------------------------------------------

                                                                                   Median:         1.9           16.6        30.3%

                                                                                                  11.8           17.0        32.1%

                                                                                                   8.4            3.5        44.6%
                                                                                ---------------------------------------------------

Source: Securities Data Company

Project Blender
Summary of Results

================================================================================

---------------------------------
On-going Value Comparison
---------------------------------

                                                                                Indicated Value
                                                                     ------------------------------------
                                                                      Enterprise     Equity        Per
                                               Median      Blender      Value         Value       Share       Weighting
                                           ------------------------------------------------------------------------------
Comparable Companies (as of 10/15/98)
-------------------------------------
Price to LTM/EPS                               13.7        $1.63                                  $22.28        20.0%
Price to June 99/EPS                           14.4        $1.60                                  $23.03        20.0%
Market/Book                                     1.6        $89.8                      $143.6      $10.96        10.0%
TEV/Revenue                                     1.1       $160.6         $176.7       $218.5      $16.68        16.7%
TEV/Operating Income                            6.3        $32.3         $203.5       $245.3      $18.73        16.7%
TEV/Operating Cash Flow                         4.5        $36.9         $165.9       $207.8      $15.86        16.7%

         Weighted Average Implied Value                                                           $18.70

Discounted Cash Flow Analysis                                                                     $17.32

         ----------------------------------------------------------------------------------------------------------------
         Average of Both Methodologies                                                            $18.01

         Discussion Range                                                                     $16.00 to $17.50

         Implied Control Premium                                                              -11.2% to -2.8%

         Historical Median Range, Latest Four Quarters (see Exhibit B)                         28.9% to 31.2%
         ----------------------------------------------------------------------------------------------------------------

Project Blender
Summary of Results

================================================================================

---------------------------------
Acquisition Value Comparison
---------------------------------

                                                                                   Indicated Value
                                                                          ----------------------------------
                                                        Comp.              Enterprise    Equity     Per
                                                       Median     Blender    Value        Value    Share      Weighting
                                                    ---------------------------------------------------------------------
Merger & Acquisition Multiples
------------------------------
Enterprise Value/Sales                                  1.9      $ 160.6     $ 305.2     $ 347.0    $ 26.49     20.0%
Enterprise Value/Oper. Income                          11.8      $  32.3     $ 381.1     $ 423.0    $ 32.29     20.0%
Enterprise Value/Cash Flow                              8.4      $  36.9     $ 309.8     $ 351.6    $ 26.84     20.0%
Price/LTM Earnings                                     17.0      $  1.63                            $ 27.65     20.0%
Price/Book                                              3.5      $  89.8                 $ 314.2    $ 23.99     20.0%

     Weighted Average Implied Value                                                                 $ 27.45

Premium Over Current Stock Price (as of 10/15/98)
-------------------------------------------------
One day                                                30.3%     $ 11.50                            $ 14.98     33.3%
One week                                               32.1%     $ 10.00                            $ 13.21     33.3%
One month                                              44.6%     $ 10.19                            $ 14.73     33.3%

     Weighted Average Implied Value                                                                 $ 14.31

Control Premium Analysis
------------------------
On-Going Basis: Comparable Companies Analysis
     Low Quarter for Last Year (1Q98)                  28.9%                             $ 18.70    $ 24.11     25.0%
     High Quarter for Last Year (2Q98)                 31.2%                             $ 18.70    $ 24.54     25.0%

On-Going Basis: Discounted Cash Flow Analysis
     Low Quarter for Last Year (1Q98)                  28.9%                             $ 17.32    $ 22.32     25.0%
     High Quarter for Last Year (2Q98)                 31.2%                             $ 17.32    $ 22.72     25.0%

     Weighted Average Implied Value                                                                 $ 23.42

     --------------------------------------------------------------------------------------------------------------------
     Average of Three Methodologies                                                                 $ 21.73

     Discussion Range                                                                            $16.00 to $17.50
     --------------------------------------------------------------------------------------------------------------------

Project Blender
Control Premium Analysis

================================================================================

Median Control Premium

                                        3Q97    4Q97    1Q98    2Q98
                                        ----    ----    ----    ----
All domestic transaction                29.7%   28.9%   28.9%   31.2%


(1)  Source: Houlihan Lokey Howard & Zukin


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